UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8K
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Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2008

NAVIDEC FINANICAL SERVICES, INC.
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(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 South Colorado Blvd., Suite 200, Denver, Colorado 80222
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(Address of principal executive offices)

303-222-1000
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(Registrant's Telephone number)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

    Navidec Financial Services, Inc., Denver Colorado, USA (“Navidec”) (OTCBB:NVDF) announces that its previously announced proposed dividend distributions have been modified for easier administration.

Navidec has modified the record date and “ex-dividend” date to be the date that a Registration Statement on Form S-1 for the dividend securities is declared effective by the Securities and Exchange Commission.

The first dividend is a distribution of a Unit consisting of two Navidec Warrants to purchase common shares of Navidec, $0.001 par value, for each share of Navidec. The Unit consists of an “A” Warrant, exercisable at $2.00 per share until July 1, 2013, and a “B” Warrant exercisable at $4.00 per share until July 1, 2013.

The second dividend is a distribution of a Unit of Northsight, Inc. (“Northsight”), a wholly owned subsidiary of Navidec. The Units will be distributed on the ratio of one Unit of Northsight for each 2.27336 shares of Navidec. Navidec currently owns 20,000,000 Units of Northsight. Navidec will distribute 4,000,000 Units as a dividend to its shareholders resulting in Navidec owning 16,000,000 Units after the dividend distribution. The Northsight Units to be distributed as a dividend will consist of one share of Northsight, a Northsight “A” Purchase Warrant, to purchase 1 (one) share exercisable at $2.00 per share until July 1, 2013, and a Northsight “B” Purchase Warrant to purchase 1 (one) share exercisable at $4.00 per share until July 1, 2013.

Navidec Financial Services, Inc.
Navidec Financial Services, Inc. is in the business of creating or acquiring a controlling interest in development stage enterprises with the expectation of further developing the enterprise and then taking the enterprise public.  Navidec is currently developing Northsight, Inc., a 98% owned subsidiary, which is focused on providing bridge and conventional financing to purchase discounted or foreclosed residential real estate property

Contact Information:
Navidec Financial Services, Inc.
John McKowen
303-222-1000
johnmckowen@navidec.com

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVIDEC FINANCIAL SERVICES, INC. (Registrant)
Dated: October 3, 2008	By: /s/ John McKowen John McKowen, President & Chief Accounting Officer